March 10, 1999



      Mr. J. Shelby Bryan


      Dear Mr. Bryan:

                  Reference is made to the Stock Option Agreement between J. Shelby Bryan and IntelCom Group Inc. (now known as ICG Holdings (Canada) Co. (the "Company"), dated as of November 13, 1995 (the "Agreement"), which grants Mr. Bryan an option to purchase an aggregate 200,000 Common Shares, no par value, of the Company at $10.00 per share. The Agreement was assumed by ICG Communications, Inc., a Delaware corporation and the parent corporation of the Company ("ICG"), pursuant to the terms of an Agreement and Support Agreement, dated as of June 27, 1996, between the Company and ICG. In addition, the Agreement was previously amended by letter agreement dated September 10, 1996, whereby Section 5. Non-transferability of Option was deleted in its entirety, and was further amended by letter agreement dated October 27, 1998, pursuant to which "S&P 500 Index" references in the Agreement were replaced by references to the "Russell 2000 Index."

                  The Company, ICG and Mr. Bryan hereby further amend Sections 6, 7 and 9 of the Agreement to provide that the Option (as such term is defined in the Agreement) shall expire on the tenth anniversary of the original date of grant and shall neither be forfeited due to the Employee's voluntary termination of employment, retirement, disability or death nor be subject to earlier termination thereof. In order to effect such amendments,

                a) Section 6(a) shall read in its entirety as follows:

               (a) If the Employee at any time ceases to be an employee of the Company and of any Parent or Subsidiary by reason of his discharge for Good Cause (as defined below), the Option shall forthwith terminate and the Employee shall forfeit all rights hereunder. If, however, the Employee for any other reason ceases to be such an employee, the Option may, subject to the provisions of Section 8 hereof, be exercised by the Employee to the same extent the Employee would have been entitled under Section 3 hereof to exercise the Option on the day next preceding the date of such cessation of employment, at any time within the period ending ten (10) years after the Date of Grant, at the end of which period the Option, to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder, even if the Employee subsequently returns to the employ of the Company or any Parent or Subsidiary. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof. For purposes of this Agreement, "Good Cause" shall mean (i) the Employee's willful or gross misconduct or willful or gross negligence in the performance of his duties for the Company or for any parent or subsidiary corporation of the Company after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by the Employee of such notice,
          (ii) the Employee's intentional or habitual neglect of his duties for the Company or for any parent or subsidiary corporation of the Company after prior written notice of such neglect, or (iii) the Employee's theft or misappropriation of funds of the Company or of any parent or subsidiary corporation of the Company or commission of a felony.

                  b) Section 7 shall read in its entirety as follows:


               7.Exercise Upon Death or Disability. (a) If the Employee dies while he is employed by the Company or by any parent or subsidiary corporation of the Company (or within three (3) months after his retirement from the Company), and on or after the first date upon which he would have been entitled to exercise the Option under the provisions of Section 3 hereof, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised with respect to all or any part of the shares of Common Stock as to which the deceased Employee had not exercised the Option at the time of his death (but only to the extent the Option was exercisable at such time), by the estate of the Employee (or by the person or persons who acquire the right to exercise the Option by written designation of the Employee) at any time within the period ending ten (10) years after the Date of Grant, at the end of which period the Option, to the extent not then exercised, shall terminate and the estate or other beneficiaries shall forfeit all rights hereunder. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof.

               (b) In the event that the employment of the Employee by the Company and any parent or subsidiary corporation of the Company is terminated by reason of the Disability (as defined below) of the Employee on or after the first date upon which he would have been entitled to exercise the Option under the provisions of Section 3 hereof, the Option may, subject to the provisions of Sections 5 and 8 hereof, be exercised with respect to all or any part of the shares of Common Stock as to which he had not exercised the Option at the time of his Disability (but only to the extent the Option was exercisable at such time) by the Employee, at any time within the period ending ten (10) years after the Date of Grant, at the end of which period the Option, to the extent not then exercised, shall terminate and the Employee shall forfeit all rights hereunder even if the Employee subsequently returns to the employ of the Company or any parent or subsidiary corporation of the Company. In no event, however, may the Option be exercised after the expiration of the term provided in Section 4 hereof. For purposes of this Agreement, "Disability" shall have the same meaning as the term "permanent and total disability" under Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

                  e) The third sentence of Section 9 is hereby deleted such that
      Section 9 shall read in its entirety as follows:

               9.Merger or Consolidation, Etc. of the Company. Upon (a) the merger or consolidation of the Company with or into another corporation,  if the  agreement  of merger or  consolidation  does not provide for (i) the continuance of this Option, or (ii) the substitution of new option(s) for this Option, or for the assumption of such Option by the surviving corporation, (b) the dissolution, liquidation, or sale of substantially all the assets of the Company or
          (c) if applicable to the Employee, a Change in Control of the Corporation (as defined herein), the Employee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution, liquidation, sale of assets or Change in Control of the Corporation, to exercise this Option (to the extent not exercised and not otherwise expired or terminated) in whole or in part without regard to any installment provision that may have been made part of the terms and conditions of this Option. The Company, to the extent practicable, shall give advance notice to the Employee of such merger, consolidation, dissolution, liquidation, sale of assets or Change in
          Control of the Corporation. As used herein, a "Change in Control of the Corporation" shall be deemed to have occurred if any person (including any individual, firm, partnership or other entity) together with all Affiliates and Associates (as defined under Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended) of such person, but excluding (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, (ii) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, (iii) the Company or any subsidiary of the Company or
          (iv) only as provided in the immediately following sentence, the Employee, together with all Affiliates and Associates of the Employee, is or becomes the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the

          Company representing 40% or more of the combined voting power of the Company's then outstanding securities, such person being hereinafter referred to as an Acquiring Person. The provisions of clause (iv) of the immediately preceding sentence shall apply only with respect to the Option(s) held by the Employee who, together with his Affiliates or Associates, if any, is or becomes the direct or indirect Beneficial Owner of the percentage of securities set forth in such clause.

                  Except as previously amended and as modified above, the Agreement shall continue in full force and effect. Please indicate your agreement to the foregoing amendment by executing the acknowledgment to this letter in the space provided below.

                                           Very truly yours,

                                           ICG HOLDINGS (CANADA), CO.
                                           (successor to IntelCom Group Inc. and
                                           ICG Holdings (Canada), Inc.)


                                           By: /s/ Don Teague
                                              ----------------------------------
                                              H. Don Teague, Executive Vice
                                              President


                                           ICG COMMUNICATIONS, INC.


                                           By: /s/ Don Teague
                                              ----------------------------------
                                              H. Don Teague, Executive Vice
                                              President

ACCEPTED AND AGREED TO AS OF
the 10th day of March, 1999.

/s/ J. Shelby Bryan
-----------------------------
J. Shelby Bryan